Exhibit 10.2
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               Bravenet Terms of Service
                 Rules and Regulations

By registering to be a member of Bravenet and use any Bravenet Service, you are agreeing to the following...

Bravenet services are completely free. They may be used for Business (Commercial) Sites or Personal Sites. All you have to do is abide by the rules. By registering, you become a Web Service owner. You then agree to indemnify and hold harmless Bravenet for any loss, liability, and damage arising from or in connection with the contents or service of any Bravenet Web Service.

We at Bravenet do not verify, endorse, or otherwise vouch for the contents of any Web Site using a Bravenet Web Service. Web Service owners are responsible for everything contained on their own Web Site and in their Web Services. Web Service owners can be held legally accountable for the contents of any web service; including for example; material protected by copyright, trademark, patent, or trade secret law. So be careful!

If you notice a Bravenet Member breaking any of the rules, please notify us via the Support Center: http://support.bravenet.com/support.bravenet. com

The Rules and Regulations:
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Bravenet is in no way responsible for the content of any Web Services.
You are not allowed to associate any Web Services with pornography, XXX material, anything illegal, bigotry, racism, hatred, profanity, mail fraud, pyramid schemes, or any material which may be insulting to another person(s) or company. No exploiting children under 18 years of age.

We can remove any Web Service from the database, without prior notice, if we find the contents unsuitable for the public. We can remove a Member's Services if there is no evident activity for 90 days. And we can deny membership if we see the need.

By registering a Bravenet account, you agree to subscribe to our Members Update and Special Offers mailing lists. These lists may contain third-party sponsorships. You may unsubscribe to one or both lists by removing your email address on this page: http://www.bravenet.com/members/ unsubscribe.php. Other lists subscriptions are completely optional and may contain third-party endorsements.

We make no guarantee as to the availability of Service and are not responsible for any loss of information resulting from deletion of Services, network or system outages, file corruption, or any other reasons.

No spamming allowed, no soliciting, harassing, threatening or illegal activities. Be good!

Bravenet reserves the right to amend or change these Rules and Regulations at any time and without prior notice.

Please follow the rules... and enjoy Bravenet's Web Services!

Sincerely,
Dave and Brad